Exhibit 10.2(b)

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made as of the 17 day of October, 2006, among CRYOLIFE, INC., a Florida corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower” and individually and collectively, jointly, and severally, as the “Borrowers”) and WELLS FARGO FOOTHILL, INC., a California corporation (“Lender”),

WITNESSETH:

WHEREAS, Borrowers and Lender are parties to that certain Credit Agreement dated as of February 8, 2005, as amended by that certain First Amendment to Credit Agreement dated as of September 27, 2005 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement);

WHEREAS, Borrowers have requested that Lender amend certain provisions of the Credit Agreement; and

WHEREAS, Lender has agreed to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Section 2.7. Section 2.7 of the Credit Agreement, “Cash Management”, is hereby modified and amended by deleting “$2,000,000” where it appears in subsection (b)(ii) thereof and by inserting “$3,000,000” in lieu thereof, so that after giving effect thereto, subsection 2.7(b)(ii) shall read in its entirety as follows:

“(ii) at any time after March 31, 2005, the collected balance in Cash Management Accounts subject to Control Agreements is less than $10,000,000 in the aggregate, such $5,000,000 limit shall be reduced to $3,000,000 from and after March 31, 2005 or, in the case of clause (ii), from and after the date such collected balance in Cash Management Accounts subject to Control Agreements is less than $10,000,000 in the aggregate”.

2. No Other Amendments. Except for the amendments expressly set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect. Each Borrower acknowledges and expressly agrees that Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Credit Agreement.

3. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, Lender shall have received:

(a) counterparts of this Amendment duly executed by each Borrower; and

(b) such other information, documents, instruments or approvals as Lender or Lender’s counsel may require.

4. Representations and Warranties of Borrowers. Each Borrower represents and warrants as follows:

(a) Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b) The execution, delivery and performance by each Borrower of this Amendment are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Borrower’s charter or by-laws, or (ii) violate the law or any material contractual restriction binding on or affecting such Borrower.

(c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower of this Amendment.

(d) Each representation or warranty of each Borrower set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct on and as of the date of this Amendment, and after giving effect to this Amendment, as if such representation or warranty were made on and as of the date of, and after giving effect to, this Amendment (except to the extent that any such representation or warranty expressly relates to a prior specific date or period and except to the extent of changes in facts or circumstances permitted by the terms of the Credit Agreement).

(e) This Amendment constitutes the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms.

(f) No Default or Event of Default is existing.

5. Reference to and Effect on the Loan Documents.

(a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. No Borrower has any knowledge of any challenge to Lender’s claims arising under the Loan Documents or the effectiveness of the Loan Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with Lender at variance with the Credit Agreement such as to require further notice by Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein.

6. Costs and Expenses. Borrowers, jointly and severally, agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia without regard to conflict of laws principles of such state.

8. Loan Document. This Amendment shall be deemed to be Loan Documents for all purposes.

9. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first written above.

CRYOLIFE, INC.,
a Florida corporation, as a Borrower

By:	/s/ D. A. Lee
Title:	EVP, COO and CFO

CRYOLIFE TECHNOLOGY, INC.,
a Nevada corporation, as a Borrower

By:	/s/ D. A. Lee
Title:	EVP, COO and CFO

AURAZYME PHARMACEUTICALS, INC.,
a Florida corporation, as a Borrower

By:	/s/ D. A. Lee
Title:	EVP, COO and CFO

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Lender

By:	/s/ R. Bernier
Title:	Vice President